Exhibit 99.1
Information Relating to Part II, Item 14 — Other Expenses of Issuance and Distribution
The expenses in connection with the offering of $494.5 million aggregate principal amount of 3.00% Convertible Senior Notes due 2018 by Human Genome Science, Inc., registered pursuant to a Registration Statement on Form S-3 (Registration No. 333-162731) filed on October 29, 2009, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$56,670
Accounting Fees and Expenses	174,000
Legal Fees and Expenses	250,000
Printing Expenses	25,000
Fees and Expenses of Trustee	6,000
Miscellaneous Expenses	10,000

Total	$521,670